UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 1, 2019 (January 31, 2019)
Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment amends Item 5.02 of the Current Report on Form 8-K filed by the Company on November 9, 2018.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On November 9, 2018, Rimini Street, Inc. (the “Company”) previously announced that Thomas C. Shay, Senior Vice President, Global Operations and Corporate Secretary and a member of the Board of Directors of the Company, delivered written notice of his intent to retire from his roles as an employee, officer and member of the Company’s Board of Directors effective January 31, 2019. By mutual agreement between Mr. Shay and the Company, (i) Mr. Shay’s retirement/resignation as a member of the Company’s Board of Directors and as its Corporate Secretary was effective as of January 31, 2019, and (ii) Mr. Shay’s retirement/resignation as an employee and officer of the Company will be effective as of February 8, 2019.

Also as previously announced, it is anticipated that, following his retirement as an employee and officer, as may be mutually agreed with the Company, Mr. Shay may provide business operations consulting services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: February 1, 2019	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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